Exhibit 10.1

ASSIGNMENT OF AGREEMENT OF PURCHASE AND SALE

This Assignment of Agreement of Purchase and Sale (the “Assignment”) is entered into as of December 26, 2019 (the "Effective Date"). The parties to this Assignment are Lodging Fund REIT III OP, LP, a Delaware limited partnership (the “Assignor”), LF3 Lubbock Casa, LLC, a Delaware limited liability company, and LF3 Lubbock Casa TRS, LLC, a Delaware limited liability company (collectively, the “Assignee”); all entities have an address of 1635 43rd Street South, Suite 205, Fargo, North Dakota 58103.

INTRODUCTORY STATEMENTS

A. The Assignor entered into an Agreement of Purchase and Sale effective as of July 26, 2019, as amended from time to time ("Purchase Agreement") (a copy of the Purchase Agreement is attached to this Assignment as Exhibit A) with respect to the purchase of a hotel business.

B.The Assignor and Assignee desire that Assignor assign its interest in the Purchase Agreement to Assignee under the terms and conditions set forth in this Assignment.

C.Unless otherwise agreed upon, at closing, LF3 Lubbock Casa, LLC will take ownership of the Real Property (as defined in the Purchase Agreement) and LF3 Lubbock Casa TRS, LLC will take ownership of all other Property (as defined in the Purchase Agreement).

In consideration of the above Introductory Statements, and the promises and provisions set forth in this Assignment, the parties agree as follows:

1.Assignment.  Assignor assigns to Assignee all of Assignor’s right, title, and interest in and to the Purchase Agreement.

2.Acceptance by Assignee. Assignee accepts the Assignment and all rights accruing to it under the Purchase Agreement, and assumes and agrees to perform all covenants and obligations of the Assignor under the Purchase Agreement, from and after the Effective Date.

3.Release of Assignor’s Liability. This Assignment does not relieve Assignor of any of its obligations to Seller under the Purchase Agreement.

4.Counterparts; Facsimile Signatures. This Assignment may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Assignment and all of which, when taken together, will be deemed to constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Assignment by telecopier or electronic mail shall be as effective as delivery of a manually executed signature page to this Assignment.

The parties have executed this Assignment as of the date listed below each party’s signature.

ASSIGNOR

Lodging Fund REIT III OP, LP,
a Delaware limited partnership

By: Lodging Fund REIT III, Inc.
Its: General Partner

/s/ Samuel C. Montgomery
By: Samuel C. Montgomery
Its: Chief Operating Officer

ASSIGNEE

LF3 Lubbock Casa, LLC,
a Delaware limited liability company

By: Lodging Fund REIT III OP, LP
Its: Sole Member

By: Lodging Fund REIT III, Inc.
Its: General Partner

/s/ Samuel C. Montgomery
By: Samuel C. Montgomery
Its: Chief Operating Officer

LF3 Lubbock Casa TRS, LLC,
a Delaware limited liability company

By: Lodging Fund REIT III TRS, Inc.
Its: Sole Member

/s/ Samuel C. Montgomery
By: Samuel C. Montgomery
Its: Chief Operating Officer